Exhibit 99.1

KILROY REALTY CORPORATION

Q4 2013 Supplemental Financial Report

360

Kilroy Realty Corporation
Fourth Quarter 2013 Supplemental Financial Report

Table of Contents

Page
Corporate Data and Financial Highlights
Company Background	1
Executive Summary	2
Financial Highlights	3
Common Stock Data	4
Consolidated Balance Sheets	5
Consolidated Statements of Operations	6
Funds From Operations and Funds Available for Distribution	7

Portfolio Data
Same Store Analysis	8
Stabilized Portfolio Occupancy Overview by Region	9-13
Information on Leases Commenced & Leases Executed	14
Stabilized Portfolio Capital Expenditures	15
Stabilized Portfolio Lease Expirations	16-18
Top Fifteen Tenants	19
2013 Operating Property Acquisitions	20
2013 Dispositions and Properties Held for Sale	21

Development
Completed and In-Process Redevelopment Projects and Other Land Holdings	22
Completed, In-Process and Future Development Pipeline	23

Debt and Capitalization Data
Capital Structure	24
Debt Analysis	25-26

Non-GAAP Supplemental Measures	27-29

Definitions	30-31

Reconciliations	32-34

This Supplemental Financial Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, among other things, information concerning lease expirations, debt maturity, potential investments, development and redevelopment activity, projected construction costs, dispositions and other forward-looking financial data. In some instances, forward-looking statements can be identified by the use of forward-looking terminology such as “expect,” “future,” “will,” “would,” “pursue,” or “project” and variations of such words and similar expressions that do not relate to historical matters. Forward-looking statements are based on Kilroy Realty Corporation’s current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of Kilroy Realty Corporation’s control. Accordingly, actual performance, results and events may vary materially from those indicated in forward-looking statements, and you should not rely on forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in forward-looking statements, including, among others, risks associated with: investment in real estate assets, which are illiquid; trends in the real estate industry; significant competition, which may decrease the occupancy and rental rates of properties; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired properties; the availability of cash for distribution and debt service and exposure of risk of default under debt obligations; adverse changes to, or implementations of, applicable laws, regulations or legislation; and the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts. These factors are not exhaustive. For a discussion of additional factors that could materially adversely affect Kilroy Realty Corporation’s business and financial performance, see the factors included under the caption “Risk Factors” in Kilroy Realty Corporation’s annual report on Form 10-K for the year ended December 31, 2012, and it’s other filings with the Securities and Exchange Commission. All forward-looking statements are based on information that was available and speak only as of the date on which they are made. Kilroy Realty Corporation assumes no obligation to update any forward-looking statement made in this Supplemental Financial Report that becomes untrue because of subsequent events, new information or otherwise, except to the extent required in connection with ongoing requirements under U.S. securities laws.

Kilroy Realty Corporation
Fourth Quarter 2013 Supplemental Financial Report

Company Background

Kilroy Realty Corporation (NYSE: KRC), a member of the S&P MidCap 400 Index, is a real estate investment trust active in premier office submarkets along the West Coast. The Company owns, develops, acquires and manages real estate assets primarily in the coastal regions of Los Angeles, Orange County, San Diego, the San Francisco Bay Area and greater Seattle. As of December 31, 2013, the Company’s stabilized portfolio consisted of 105 office buildings, which encompassed an aggregate of 12.7 million rentable square feet and was 93.4% occupied.

Board of Directors		Executive Management Team		Investor Relations
John Kilroy, Jr.	Chairman	John Kilroy, Jr.	President and CEO	12200 W. Olympic Blvd., Suite 200 Los Angeles, CA 90064 (310) 481-8400 Web: www.kilroyrealty.com E-mail: investorrelations@kilroyrealty.com
Edward F. Brennan, Ph.D.		Jeffrey C. Hawken	Executive VP and COO
William P. Dickey		Eli Khouri	Executive VP and CIO
Scott S. Ingraham		Robert Paratte	Executive VP, Leasing and Business Development
Dale F. Kinsella		Tyler H. Rose	Executive VP and CFO
		David Simon	Executive VP
		Justin W. Smart	Executive VP, Development and Construction Services

Equity Research Coverage

Bank of America Merrill Lynch		J.P. Morgan
James Feldman	(646) 855-5808	Anthony Paolone	(212) 622-6682
Cantor Fitzgerald & Company		KeyBanc Capital Markets
David Toti	(212) 915-1219	Craig Mailman	(917) 368-2316
Citigroup Investment Research		Morgan Stanley
Michael Bilerman	(212) 816-1383	Vance Edelson	(212) 761-0078
Cowen and Company		RBC Capital Markets
James Sullivan	(646) 562-1380	Richard Moore	(440) 715-2646
Deutsche Bank Securities, Inc.		Robert W. Baird & Co.
Vincent Chao	(212) 250-6799	David B. Rodgers	(216) 737-7341
Green Street Advisors		Stifel, Nicolaus & Company
Michael Knott	(949) 640-8780	John W. Guinee III	(443) 224-1307
ISI Group		UBS Investment Research
George Auerbach	(212) 446-9462	Ross T. Nussbaum	(212) 713-2484
JMP Securities		Wells Fargo
Mitch Germain	(212) 906-3546	Brendan Maiorana	(443) 263-6516

Kilroy Realty Corporation is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding Kilroy Realty Corporation’s performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of Kilroy Realty Corporation or its management. Kilroy Realty Corporation does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.

Kilroy Realty Corporation
Fourth Quarter 2013 Supplemental Financial Report

Executive Summary

Quarterly Financial Highlights	Quarterly Operating Highlights

• FFO per share of $0.67

• Net income available to common stockholders per share of $0.23

• Revenues from continuing operations of $120.6 million

• Same Store GAAP net operating income (“NOI”) decreased 0.2%; adjusted for one-time items GAAP NOI increased 2.0%

• Same Store cash NOI decreased 2.9%; adjusted for one-time items cash NOI decreased 0.6%

• Quarter-end stabilized portfolio occupancy of 93.4% (1)

• 684,892 square feet of leases commenced during the quarter

• 732,000 square feet of leases executed during the quarter (including redevelopment leasing), of which 203,000 square feet related to the early renewal and expansion of the Scan Group lease

• In January 2014, executed an approximate 182,000 square foot lease for 100% of the Company’s 333 Brannan Street office project in the SOMA submarket of San Francisco

Capital Markets Highlights	Strategic Highlights

• $455.0 million available balance on the line of credit and $35.4 million of unrestricted cash on hand
• In October 2013, stabilized 331 Fairchild Drive development project in Mountain View, CA

• Completed the sale of 14 office properties located in San Diego and Orange County for total proceeds of approximately $337 million (the disposition of 12 San Diego properties closed in January 2014)

• In November 2013, acquired an approximate four-acre parcel of land for approximately $46 million with plans to develop a 475,000 square foot mixed-use media focused office campus in Hollywood, CA

• In Q4 2013, commenced construction on three development projects – Columbia Square Phase II, Crossing/900 and 333 Brannan Street

________________________
Note: Definitions for commonly used terms in this Supplemental Financial Report are on pages 30 through 31 “Definitions Included in Supplemental.”

(1)	Excludes properties held for sale at December 31, 2013.

Kilroy Realty Corporation
Fourth Quarter 2013 Supplemental Financial Report

Financial Highlights
(unaudited, $ in thousands, except per share amounts)

	Three Months Ended
	12/31/2013 (1)	9/30/2013 (2)	6/30/2013 (1)(3)	3/31/2013	12/31/2012 (1)(4)
INCOME ITEMS (Including Discontinued Operations):
Revenues	$128,041	$127,803	$124,478	$117,497	$115,763
Lease Termination Fees	15	872	23	15	350
Net Operating Income	90,143	88,651	88,418	82,445	82,725
Acquisition-related Costs	575	568	164	655	1,040
Capitalized Interest and Debt Costs	10,067	9,089	8,480	7,732	6,638
Net Income (Loss) Available to Common Stockholders	19,316	5,584	6,633	(903)	185,839
EBITDA	80,209	78,530	78,418	72,513	72,387
Funds From Operations (5)(6)	58,482	55,899	55,154	49,086	49,816
Funds Available for Distribution (5)(6)	25,631	23,899	29,465	28,103	29,523
Net Income (Loss) Available to Common Stockholders per common share – diluted	$0.23	$0.07	$0.08	$(0.02)	$2.49
Funds From Operations per common share – diluted	$0.67	$0.69	$0.69	$0.62	$0.63
Dividends per common share	$0.35	$0.35	$0.35	$0.35	$0.35
RATIOS (Including Discontinued Operations):
Operating Margins	70.4%	69.4%	71.0%	70.2%	71.5%
Interest Coverage Ratio	3.1x	3.0x	3.0x	2.8x	3.0x
Fixed Charge Coverage Ratio	2.7x	2.7x	2.7x	2.5x	2.7x
FFO Payout Ratio	50.2%	52.6%	49.2%	55.0%	53.9%
FAD Payout Ratio	114.6%	122.9%	92.1%	96.1%	91.0%
ASSETS:
Real Estate Held for Investment before Depreciation	$5,264,947	$5,048,531	$5,096,910	$5,016,590	$4,757,394
Total Assets (7)	5,111,028	5,089,276	4,775,522	4,755,287	4,616,084
CAPITALIZATION:
Total Debt	$2,196,368	$2,153,758	$2,157,828	$2,158,386	$2,044,419
Total Preferred Equity and Noncontrolling Interests	200,000	200,000	200,000	200,000	200,000
Total Common Equity and Noncontrolling Interests	4,213,070	4,192,553	4,109,993	4,044,034	3,635,812
Total Market Capitalization	6,609,438	6,546,311	6,467,821	6,402,420	5,880,231
Total Debt / Total Market Capitalization	33.2%	32.9%	33.3%	33.7%	34.7%
Total Debt and Preferred / Total Market Capitalization	36.3%	36.0%	36.3%	36.9%	38.1%

________________________
Note: Definitions for commonly used terms in this Supplemental Financial Report are on pages 30 through 31 “Definitions Included in Supplemental.”

(1)
Net Income (Loss) Available to Common Stockholders includes a net gain on dispositions of discontinued operations of $11.8 million, $0.4 million and $186.4 million for the three months ended December 31, 2013, June 30, 2013 and December 31, 2012, respectively.

(2)	Results for the three months ended September 30, 2013 include the receipt of a $3.7 million net cash payment related to the default of a prior tenant.

(3)	Results for the three months ended June 30, 2013 include the receipt of a $5.2 million cash payment related to a property damage settlement.

(4)	Results for the three months ended December 31, 2012 include the receipt of a $0.9 million cash payment related to a 2009 tenant default.

(5)	Please refer to page 7 for a reconciliation of GAAP Net Income Available to Common Stockholders to Funds From Operations and Funds Available for Distribution.

(6)	Reported amounts are attributable to common stockholders and common unitholders.

(7)	Total assets as of December 31, 2013 and September 30, 2013 include “Real estate assets and other assets held for sale, net.”

Kilroy Realty Corporation
Fourth Quarter 2013 Supplemental Financial Report

Common Stock Data (NYSE: KRC)

	Three Months Ended
	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012

High Price	$54.04	$55.80	$59.58	$53.99	$47.52
Low Price	$48.89	$47.73	$50.11	$47.86	$42.47
Closing Price	$50.18	$49.95	$53.01	$52.40	$47.37

Dividends per share – annualized	$1.40	$1.40	$1.40	$1.40	$1.40

Closing common shares (in 000’s) (1)	82,154	82,113	75,711	75,350	74,927
Closing common partnership units (in 000’s) (1)	1,805	1,822	1,822	1,827	1,827
	83,959	83,935	77,533	77,177	76,754

________________________

(1)	As of the end of the period.

Kilroy Realty Corporation
Fourth Quarter 2013 Supplemental Financial Report

Consolidated Balance Sheets
(unaudited, $ in thousands)

	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012
ASSETS:
Land and improvements	$657,491	$612,843	$635,874	$637,854	$612,714
Buildings and improvements	3,590,699	3,527,729	3,652,102	3,631,057	3,335,026
Undeveloped land and construction in progress	1,016,757	907,959	808,934	747,679	809,654
Total real estate held for investment	5,264,947	5,048,531	5,096,910	5,016,590	4,757,394
Accumulated depreciation and amortization	(818,957)	(781,580)	(815,961)	(790,878)	(756,515)
Total real estate held for investment, net	4,445,990	4,266,951	4,280,949	4,225,712	4,000,879

Real estate assets and other assets held for sale, net	213,100	239,411	—	—	—
Cash and cash equivalents	35,377	197,150	107,823	135,676	16,700
Restricted cash	49,780	17,931	19,241	19,465	247,544
Marketable securities	10,008	9,192	8,286	8,029	7,435
Current receivables, net	10,743	11,769	10,515	10,666	9,220
Deferred rent receivables, net	127,123	121,659	124,815	122,142	115,418
Deferred leasing costs and acquisition-related intangible assets, net	186,622	190,085	188,702	196,525	189,968
Deferred financing costs, net	16,502	17,809	19,115	20,501	18,971
Prepaid expenses and other assets, net	15,783	17,319	16,076	16,571	9,949
TOTAL ASSETS	$5,111,028	$5,089,276	$4,775,522	$4,755,287	$4,616,084
LIABILITIES AND EQUITY:
Liabilities:
Secured debt	$560,434	$563,898	$569,042	$570,676	$561,096
Exchangeable senior notes, net	168,372	167,236	166,119	165,022	163,944
Unsecured debt, net	1,431,132	1,431,048	1,430,964	1,430,880	1,130,895
Unsecured line of credit	45,000	—	—	—	185,000
Accounts payable, accrued expenses and other liabilities	198,467	210,111	184,821	171,694	154,734
Accrued distributions	31,490	31,479	29,236	29,106	28,924
Deferred revenue and acquisition-related intangible liabilities, net	101,286	102,991	117,301	118,118	117,904
Rents received in advance and tenant security deposits	44,240	41,668	39,660	37,251	37,654
Liabilities and deferred revenue of real estate assets held for sale	14,447	16,751	—	—	—
Total liabilities	2,594,868	2,565,182	2,537,143	2,522,747	2,380,151
Equity:
Stockholders’ Equity
6.875% Series G Cumulative Redeemable Preferred stock	96,155	96,155	96,155	96,155	96,155
6.375% Series H Cumulative Redeemable Preferred stock	96,256	96,256	96,256	96,256	96,256
Common stock	822	821	757	753	749
Additional paid-in capital	2,478,975	2,476,424	2,170,667	2,149,052	2,126,005
Distributions in excess of earnings	(210,896)	(201,048)	(177,484)	(157,211)	(129,535)
Total stockholders’ equity	2,461,312	2,468,608	2,186,351	2,185,005	2,189,630
Noncontrolling Interests
Common units of the Operating Partnership	49,963	50,601	47,143	47,535	46,303
Noncontrolling interest in consolidated subsidiary	4,885	4,885	4,885	—	—
Total noncontrolling interests	54,848	55,486	52,028	47,535	46,303
Total equity	2,516,160	2,524,094	2,238,379	2,232,540	2,235,933
TOTAL LIABILITIES AND EQUITY	$5,111,028	$5,089,276	$4,775,522	$4,755,287	$4,616,084

Kilroy Realty Corporation
Fourth Quarter 2013 Supplemental Financial Report

Consolidated Statements of Operations
(unaudited, $ in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
REVENUES:
Rental income	$110,258	$96,014	$419,189	$349,613
Tenant reimbursements	9,810	8,022	38,313	29,889
Other property income	534	537	7,596	1,498
Total revenues	120,602	104,573	465,098	381,000
EXPENSES:
Property expenses	24,878	20,688	96,606	76,219
Real estate taxes	10,466	8,655	40,156	32,323
Provision for bad debts	185	151	404	153
Ground leases	839	892	3,504	3,168
General and administrative expenses	9,910	9,443	39,660	36,188
Acquisition-related expenses	575	1,040	1,962	4,937
Depreciation and amortization	50,920	43,550	192,734	153,251
Total expenses	97,773	84,419	375,026	306,239
OTHER (EXPENSES) INCOME:
Interest income and other net investment gains	551	145	1,635	848
Interest expense	(17,849)	(18,942)	(75,870)	(79,114)
Total other (expenses) income	(17,298)	(18,797)	(74,235)	(78,266)
INCOME (LOSS) FROM CONTINUING OPERATIONS	5,531	1,357	15,837	(3,505)
DISCONTINUED OPERATIONS:
Income from discontinued operations	5,687	5,839	16,476	21,361
Net gain on dispositions of discontinued operations	11,829	186,435	12,252	259,245
Total income from discontinued operations	17,516	192,274	28,728	280,606
NET INCOME	23,047	193,631	44,565	277,101
Net income attributable to noncontrolling common units of the Operating Partnership	(419)	(4,479)	(685)	(6,187)
NET INCOME ATTRIBUTABLE TO KILROY REALTY CORPORATION	22,628	189,152	43,880	270,914
PREFERRED DISTRIBUTIONS AND DIVIDENDS:
Distributions on noncontrolling cumulative redeemable preferred units of the Operating Partnership	—	—	—	(3,541)
Preferred dividends	(3,312)	(3,313)	(13,250)	(10,567)
Original issuance costs of redeemed preferred stock	—	—	—	(6,980)
Total preferred distributions and dividends	(3,312)	(3,313)	(13,250)	(21,088)
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$19,316	$185,839	$30,630	$249,826
Weighted average common shares outstanding – basic	82,071	74,596	77,344	69,640
Weighted average common shares outstanding – diluted	83,761	74,596	79,109	69,640
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS PER SHARE
Net income available to common stockholders per share – basic	$0.23	$2.49	$0.37	$3.56
Net income available to common stockholders per share – diluted	$0.23	$2.49	$0.36	$3.56

Kilroy Realty Corporation
Fourth Quarter 2013 Supplemental Financial Report

Funds From Operations and Funds Available for Distribution
(unaudited, $ in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
FUNDS FROM OPERATIONS: (1)
Net income available to common stockholders	$19,316	$185,839	$30,630	$249,826
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	419	4,479	685	6,187
Depreciation and amortization of real estate assets	50,576	45,933	199,558	168,687
Net gain on dispositions of discontinued operations	(11,829)	(186,435)	(12,252)	(259,245)
Funds From Operations (2)(3)	$58,482	$49,816	$218,621	$165,455
Weighted average common shares/units outstanding – basic (4)	85,124	77,595	80,390	72,531
Weighted average common shares/units outstanding – diluted (4)	86,813	78,720	82,155	73,654
FFO per common share/unit – basic (2)	$0.69	$0.64	$2.72	$2.28
FFO per common share/unit – diluted (2)	$0.67	$0.63	$2.66	$2.25
FUNDS AVAILABLE FOR DISTRIBUTION: (1)
Funds From Operations (2)	$58,482	$49,816	$218,621	$165,455
Adjustments:
Tenant improvements, leasing commissions and recurring capital expenditures (5)	(25,228)	(15,045)	(83,391)	(41,626)
Amortization of deferred revenue related to tenant-funded tenant improvements (3)(6)	(3,128)	(2,285)	(10,713)	(9,136)
Net effect of straight-line rents	(5,947)	(5,097)	(24,135)	(21,724)
Amortization of other deferred revenue, net (7)	190	1,184	2,201	2,330
Amortization of net below market rents (8)	(1,762)	(2,083)	(7,777)	(6,699)
Noncash amortization of exchangeable debt discount, net (9)	662	728	2,786	3,797
Amortization of deferred financing costs and net debt discounts/(premiums)	200	179	890	2,758
Noncash amortization of share-based compensation awards	2,162	2,126	8,616	7,670
Original issuance costs of redeemed preferred stock	—	—	—	6,980
Funds Available for Distribution (1)	$25,631	$29,523	$107,098	$109,805

________________________

(1)	See pages 28 and 29 for Management Statements on Funds From Operation and Funds Available for Distribution.

(2)	Reported amounts are attributable to common shareholders and unitholders.

(3)
FFO includes amortization of deferred revenue related to tenant-funded tenant improvements of $3.1 million and $2.3 million for the three months ended December 31, 2013 and 2012, respectively, and $10.7 million and $9.1 million for the year ended December 31, 2013 and 2012, respectively. These amounts are adjusted out of FFO in our calculation of FAD.

(4)
Calculated based on weighted average shares outstanding including participating share-based awards (i.e. nonvested stock and time based restricted stock units), dilutive impact of stock options and contingently issuable shares and assuming the exchange of all common limited partnership units outstanding.

(5)
In the current year the Company renewed several large leases that were scheduled to expire in 2014 and 2015 as part of its effort to manage its lease expiration profile. The early renewals have resulted in increased capital costs, including higher lease commissions and tenant improvement costs. In addition, an existing tenant that had received a significant improvement allowance as part of a prior year’s lease elected to start the capital project in 2013.

(6)	Represents revenue recognized during the period as a result of the amortization of deferred revenue recorded for tenant-funded tenant improvements.

(7)
Represents amortization of deferred revenue related to cash received prior to or during the revenue recognition period in connection with tenants’ contractual lease obligations, net of such amounts received.

(8)	Represents the non-cash adjustment related to the acquisition of buildings with above and/or below market rents.

(9)	Represents the amortization of the noncash debt discounts on the Company’s exchangeable senior notes, net of amounts capitalized.

Kilroy Realty Corporation
Fourth Quarter 2013 Supplemental Financial Report

Same Store Analysis (1)
(unaudited, $ in thousands)

Same Store Analysis (GAAP Basis) (2)

	Three Months Ended December 31,			Year Ended December 31,
	2013	2012	% Change	2013	2012	% Change
Total Same Store Portfolio
Number of properties	84	84		84	84
Square Feet	9,952,622	9,952,622		9,952,622	9,952,622
Percent of Stabilized Portfolio	78.1%	75.1%		78.1%	75.1%
Average Occupancy	92.4%	94.0%		92.0%	93.4%
Operating Revenues:
Rental income	$81,387	$79,169	2.8%	$318,905	$312,523	2.0%
Tenant reimbursements	6,477	5,917	9.5%	27,028	24,909	8.5%
Other property income (3)	333	444	(25.0)%	6,709	1,146	485.4%
Total operating revenues	88,197	85,530	3.1%	352,642	338,578	4.2%
Operating Expenses:
Property expenses (4)	18,903	16,689	13.3%	75,062	67,152	11.8%
Real estate taxes	7,538	6,847	10.1%	29,594	27,771	6.6%
Provision for bad debts	71	150	(52.7)%	295	152	94.1%
Ground leases	418	439	(4.8)%	1,649	1,692	(2.5)%
Total operating expenses	26,930	24,125	11.6%	106,600	96,767	10.2%
GAAP Net Operating Income	$61,267	$61,405	(0.2)%	$246,042	$241,811	1.7%

Same Store Analysis (Cash Basis) (2)

	Three Months Ended December 31,			Year Ended December 31,
	2013	2012	% Change	2013	2012	% Change
Total operating revenues	$83,484	$82,288	1.5%	$334,391	$316,685	5.6%
Total operating expenses	26,875	23,974	12.1%	106,369	96,615	10.1%
Cash Net Operating Income	$56,609	$58,314	(2.9)%	$228,022	$220,070	3.6%

________________________

(1)
Same Store is defined as all properties owned and included in our stabilized portfolio as of January 1, 2012 and still owned and included in the stabilized portfolio as of December 31, 2013. Same Store excludes properties held for sale at December 31, 2013. Additionally, amounts presented do not include the receipt of a $3.7 million net cash settlement payment in September 2013 related to the default of a prior tenant at a property the Company sold in 2012.

(2)	Please refer to page 32 for a reconciliation of the Same Store measures on this page to Net Income Available to Common Stockholders.

(3)	Other property income for the years ended December 31, 2013 and 2012 includes cash receipts of $5.2 million and $0.7 million, respectively, related to a property damage settlement.

(4)
Property expenses for the three months and year ended December 31, 2013 includes $0.6 million and $1.2 million of legal expenses, respectively. Property expenses for the three months and year ended December 31, 2012 includes cash receipts of $0.8 million and $1.8 million of property-related insurance proceeds, respectively.

Kilroy Realty Corporation
Fourth Quarter 2013 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region
(Excluding properties held for sale at December 31, 2013)

		Portfolio Breakdown			Occupied at		Leased at
	Buildings	YTD NOI %	SF %	Total SF	12/31/2013	9/30/2013	12/31/2013
Los Angeles and Ventura Counties
101 Corridor	4	1.7%	2.4%	306,323	96.0%	93.3%	98.1%
El Segundo	5	8.7%	8.6%	1,090,525	99.3%	99.6%	99.3%
Hollywood	1	2.0%	2.5%	321,883	82.5%	82.9%	84.9%
Long Beach	7	5.3%	7.4%	949,065	96.8%	96.4%	96.5%
West Los Angeles	10	6.5%	6.6%	838,731	86.6%	85.7%	86.6%
Total Los Angeles and Ventura Counties	27	24.2%	27.5%	3,506,527	93.7%	93.2%	94.1%

Total Orange County	3	3.0%	3.4%	437,603	92.8%	93.3%	93.3%

San Diego County
Del Mar	17	15.4%	13.7%	1,742,852	94.5%	92.8%	95.5%
I-15 Corridor	5	5.0%	4.2%	538,860	85.6%	82.2%	94.5%
Mission Valley	4	1.5%	2.3%	290,585	95.5%	93.5%	95.5%
Point Loma	1	1.0%	0.8%	103,900	100.0%	100.0%	100.0%
Sorrento Mesa	16	8.4%	10.3%	1,303,583	89.7%	89.7%	99.7%
University Towne Center	5	1.8%	3.0%	387,933	79.6%	79.6%	79.6%
Total San Diego County	48	33.1%	34.3%	4,367,713	90.8%	89.6%	95.3%

San Francisco Bay Area
Menlo Park	7	3.5%	3.0%	374,139	89.0%	85.0%	89.0%
Mountain View	1	0.4%	0.7%	87,565	100.0%	—%	100.0%
San Francisco	5	16.0%	13.4%	1,708,868	95.3%	93.6%	95.3%
San Rafael	1	0.8%	1.0%	130,237	98.1%	98.1%	98.1%
Sunnyvale	1	0.5%	0.6%	75,810	100.0%	100.0%	100.0%
Total San Francisco Bay Area	15	21.2%	18.7%	2,376,619	94.8%	92.7%	94.8%

Greater Seattle
Bellevue	2	7.6%	7.1%	905,225	93.4%	89.9%	94.4%
Kirkland	4	2.3%	2.2%	279,924	97.3%	97.3%	97.3%
Lake Union	5	7.5%	5.8%	740,385	100.0%	100.0%	100.0%
Redmond	1	1.1%	1.0%	122,103	100.0%	100.0%	100.0%
Total Greater Seattle	12	18.5%	16.1%	2,047,637	96.7%	95.2%	97.1%

TOTAL STABILIZED PORTFOLIO	105	100.0%	100.0%	12,736,099	93.4%	92.2%	95.1%

Average Occupancy
Quarter-to-Date	Year-to-Date
92.5%	92.1%

Kilroy Realty Corporation
Fourth Quarter 2013 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied
Los Angeles and Ventura, California
23925 Park Sorrento	101 Corridor	11,789	100.0%
23975 Park Sorrento	101 Corridor	104,797	93.5%
24025 Park Sorrento	101 Corridor	108,670	99.8%
2829 Townsgate Road	101 Corridor	81,067	93.6%
2240 E. Imperial Highway	El Segundo	122,870	100.0%
2250 E. Imperial Highway	El Segundo	298,728	100.0%
2260 E. Imperial Highway	El Segundo	298,728	100.0%
909 N. Sepulveda Boulevard	El Segundo	241,607	98.6%
999 N. Sepulveda Boulevard	El Segundo	128,592	96.6%
6255 W. Sunset Blvd.	Hollywood	321,883	82.5%
3750 Kilroy Airport Way	Long Beach	10,457	86.1%
3760 Kilroy Airport Way	Long Beach	165,278	98.2%
3780 Kilroy Airport Way	Long Beach	219,745	92.2%
3800 Kilroy Airport Way	Long Beach	192,476	98.5%
3840 Kilroy Airport Way	Long Beach	136,026	100.0%
3880 Kilroy Airport Way	Long Beach	98,243	100.0%
3900 Kilroy Airport Way	Long Beach	126,840	95.0%
12100 W. Olympic Boulevard	West Los Angeles	150,167	94.4%
12200 W. Olympic Boulevard	West Los Angeles	150,302	95.3%
12233 W. Olympic Boulevard	West Los Angeles	151,029	96.4%
12312 W. Olympic Boulevard	West Los Angeles	78,000	0.0%
1633 26th Street	West Los Angeles	44,915	100.0%
2100/2110 Colorado Avenue	West Los Angeles	102,864	100.0%
3130 Wilshire Boulevard	West Los Angeles	88,339	97.6%
501 Santa Monica Boulevard	West Los Angeles	73,115	84.3%
Total Los Angeles and Ventura Counties		3,506,527	93.7%

Orange County, California
2211 Michelson Drive	Irvine	271,556	94.1%
111 Pacifica	Irvine Spectrum	67,496	76.9%
999 Town & Country	Orange	98,551	100.0%
Total Orange County		437,603	92.8%

.

Kilroy Realty Corporation
Fourth Quarter 2013 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied
San Diego, California
12225 El Camino Real	Del Mar	58,401	100.0%
12235 El Camino Real	Del Mar	54,673	95.0%
12340 El Camino Real	Del Mar	87,405	86.9%
12390 El Camino Real	Del Mar	72,332	100.0%
12348 High Bluff Drive	Del Mar	38,710	41.7%
12400 High Bluff Drive	Del Mar	208,464	100.0%
3579 Valley Center Drive	Del Mar	51,167	92.7%
3611 Valley Center Drive	Del Mar	130,349	93.4%
3661 Valley Center Drive	Del Mar	129,752	81.2%
3721 Valley Center Drive	Del Mar	114,780	79.9%
3811 Valley Center Drive	Del Mar	112,067	100.0%
7525 Torrey Santa Fe	Del Mar	103,979	100.0%
7535 Torrey Santa Fe	Del Mar	130,243	100.0%
7545 Torrey Santa Fe	Del Mar	130,354	100.0%
7555 Torrey Santa Fe	Del Mar	101,236	100.0%
12780 El Camino Real	Del Mar	140,591	100.0%
12790 El Camino Real	Del Mar	78,349	100.0%
13280 Evening Creek Drive South	I-15 Corridor	41,194	67.1%
13290 Evening Creek Drive South	I-15 Corridor	59,188	0.0%
13480 Evening Creek Drive North	I-15 Corridor	149,817	100.0%
13500 Evening Creek Drive North	I-15 Corridor	147,533	100.0%
13520 Evening Creek Drive North	I-15 Corridor	141,128	96.6%
2355 Northside Drive	Mission Valley	53,610	87.4%
2365 Northside Drive	Mission Valley	96,436	97.9%
2375 Northside Drive	Mission Valley	51,516	91.9%
2385 Northside Drive	Mission Valley	89,023	100.0%

Kilroy Realty Corporation
Fourth Quarter 2013 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied
San Diego, California (Continued)
2305 Historic Decatur Road	Point Loma	103,900	100.0%
4921 Directors Place	Sorrento Mesa	56,136	100.0%
4939 Directors Place	Sorrento Mesa	60,662	100.0%
4955 Directors Place	Sorrento Mesa	76,246	100.0%
10770 Wateridge Circle	Sorrento Mesa	174,310	97.5%
6260 Sequence Drive	Sorrento Mesa	130,536	0.0%
6290 Sequence Drive	Sorrento Mesa	90,000	100.0%
6310 Sequence Drive	Sorrento Mesa	62,415	100.0%
6340 Sequence Drive	Sorrento Mesa	66,400	100.0%
6350 Sequence Drive	Sorrento Mesa	132,600	100.0%
10390 Pacific Center Court	Sorrento Mesa	68,400	100.0%
10394 Pacific Center Court	Sorrento Mesa	59,630	100.0%
10398 Pacific Center Court	Sorrento Mesa	43,645	100.0%
10421 Pacific Center Court	Sorrento Mesa	75,899	100.0%
10445 Pacific Center Court	Sorrento Mesa	48,709	100.0%
10455 Pacific Center Court	Sorrento Mesa	90,000	100.0%
5717 Pacific Center Boulevard	Sorrento Mesa	67,995	100.0%
4690 Executive Drive	University Towne Center	47,212	88.3%
6200 Greenwich Drive	University Towne Center	73,507	0.0%
6220 Greenwich Drive	University Towne Center	141,214	100.0%
9785 Towne Center Drive	University Towne Center	75,534	100.0%
9791 Towne Center Drive	University Towne Center	50,466	100.0%
Total San Diego County		4,367,713	90.8%

Kilroy Realty Corporation
Fourth Quarter 2013 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupancy
San Francisco Bay Area, California
4100 Bohannon Drive	Menlo Park	46,614	100.0%
4200 Bohannon Drive	Menlo Park	46,255	66.2%
4300 Bohannon Drive	Menlo Park	62,920	59.1%
4400 Bohannon Drive	Menlo Park	46,255	100.0%
4500 Bohannon Drive	Menlo Park	62,920	100.0%
4600 Bohannon Drive	Menlo Park	46,255	100.0%
4700 Bohannon Drive	Menlo Park	62,920	100.0%
331 Fairchild Drive	Mountain View	87,565	100.0%
303 Second Street	San Francisco	740,047	91.6%
100 First Street	San Francisco	466,490	96.7%
250 Brannan Street	San Francisco	95,008	100.0%
201 Third Street	San Francisco	332,893	99.1%
301 Brannan Street	San Francisco	74,430	100.0%
4040 Civic Center	San Rafael	130,237	98.1%
599 Mathilda	Sunnyvale	75,810	100.0%
Total San Francisco Bay Area		2,376,619	94.8%

Greater Seattle, Washington
601 108th Avenue NE	Bellevue	488,470	98.5%
10900 NE 4th Street	Bellevue	416,755	87.3%
10220 NE Points Drive	Kirkland	49,851	96.3%
10230 NE Points Drive	Kirkland	98,982	94.2%
10210 NE Points Drive	Kirkland	84,641	100.0%
3933 Lake Washington Blvd NE	Kirkland	46,450	100.0%
837 N. 34th Street	Lake Union	111,580	100.0%
701 N. 34th Street	Lake Union	138,995	100.0%
801 N. 34th Street	Lake Union	169,412	100.0%
320 Westlake Terry Ave. N.	Lake Union	184,643	100.0%
321 Terry Ave. N.	Lake Union	135,755	100.0%
15050 NE 36th Street	Redmond	122,103	100.0%
Total Greater Seattle, Washington		2,047,637	96.7%

TOTAL		12,736,099	93.4%

Kilroy Realty Corporation
Fourth Quarter 2013 Supplemental Financial Report

Information on Leases Commenced (1)

	1st & 2nd Generation				2nd Generation
	# of Leases (2)		Square Feet (2)		TI/LC Per Sq.Ft.	Changes in GAAP Rents	Changes in Cash Rents	Retention Rates	Weighted Average Lease Term (Mo.)
	New	Renewal	New	Renewal
Quarter to Date	34	17	352,187	332,705	$39.99	18.3%	6.7%	86.7%	84
Year to Date	110	83	1,089,121	1,188,308	37.34	19.3%	8.3%	58.7%	75

Information on Leases Executed (1)

	1st & 2nd Generation				2nd Generation
	# of Leases (3)		Square Feet (3)		TI/LC Per Sq.Ft.	Changes in GAAP Rents	Changes in Cash Rents	Weighted Average Lease Term (Mo.)
	New	Renewal	New	Renewal
Quarter to Date (4)	23	17	350,357	332,705	$42.18	20.9%	7.9%	85
Year to Date (5)	113	77	1,026,042	1,126,607	31.49	20.7%	11.3%	72

________________________

(1)	Includes leases commenced and executed for properties held for sale at December 31, 2013.

(2)	Represents leasing activity for leases that commenced during the three months and year ended December 31, 2013, including first and second generation space, net of month-to-month leases.

(3)	Represents leasing activity for leases signed during the three months and year ended December 31, 2013, including first and second generation space, net of month-to-month leases.

(4)	During the three months ended December 31, 2013, 10 new leases totaling 192,000 square feet were signed but not commenced as of December 31, 2013.

(5)	During the year ended December 31, 2013, 16 new leases totaling 422,000 square feet were signed but not commenced as of December 31, 2013.

Kilroy Realty Corporation
Fourth Quarter 2013 Supplemental Financial Report

Stabilized Portfolio Capital Expenditures (1)
($ in thousands)

	Q1 2013	Q2 2013	Q3 2013	Q4 2013	Total 2013
1st Generation (Nonrecurring) Capital Expenditures:
Capital Improvements	$6,983	$12,580	$8,816	$12,612	$40,991

Tenant Improvements & Leasing Commissions (2)	1,229	2,084	9	1,910	5,232

Total	$8,212	$14,664	$8,825	$14,522	$46,223

	Q1 2013	Q2 2013	Q3 2013	Q4 2013	Total 2013
2nd Generation (Recurring) Capital Expenditures:
Capital Improvements	$1,773	$2,169	$2,599	$3,099	$9,640

Tenant Improvements & Leasing Commissions (2)	12,677	16,860	22,085	22,129	73,751

Total (3)	$14,450	$19,029	$24,684	$25,228	$83,391

________________________

(1)	Reported amounts include expenditures for the properties held for sale as of December 31, 2013.

(2)	Represents costs incurred for leasing activity during the periods shown. Amounts exclude tenant-funded tenant improvements.

(3)
In the current year the Company renewed several large leases that were scheduled to expire in 2014 and 2015 as part of its effort to manage its lease expiration profile. The early renewals have resulted in increased capital costs, including higher lease commissions and tenant improvement costs. In addition, an existing tenant that had received a significant improvement allowance as part of a prior year’s lease elected to start the capital project in the current year.

Kilroy Realty Corporation
Fourth Quarter 2013 Supplemental Financial Report

Stabilized Portfolio Lease Expiration Summary Schedule (1)
($ in thousands, except for annualized rent per sq. ft.)

Year of Expiration	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent	% of Total Annualized Base Rent	Annualized Rent per Sq. Ft.
2014	105	1,153,089	9.9%	$31,236	7.9%	$27.09
2015	107	1,539,015	13.3%	44,479	11.3%	28.90
2016	83	870,819	7.5%	23,318	5.9%	26.78
2017	92	1,735,945	15.0%	56,731	14.4%	32.68
2018	54	1,545,020	13.3%	63,276	16.1%	40.95
2019	46	1,165,713	10.0%	44,072	11.2%	37.81
2020	36	1,409,407	12.1%	47,157	12.0%	33.46
2021	13	349,823	3.0%	15,951	4.1%	45.60
2022	11	185,994	1.6%	7,076	1.8%	38.04
2023	11	399,496	3.5%	15,920	4.0%	39.85
2024 and beyond	16	1,258,027	10.8%	44,434	11.3%	35.32
Total (2)	574	11,612,348	100.0%	$393,650	100.0%	$33.90

________________________

(1)	Excludes lease expirations for properties held for sale at December 31, 2013.

(2)
The information presented for all lease expiration activity reflects leasing activity through December 31, 2013 for our stabilized portfolio. For leases that have been renewed early or space that has been re-leased to a new tenant, the expiration date and annualized base rent information presented takes into consideration the renewed or re-leased lease terms. Excludes space leased under month-to-month leases, vacant space, and lease renewal options not executed as of December 31, 2013.

Kilroy Realty Corporation
Fourth Quarter 2013 Supplemental Financial Report

Stabilized Portfolio Lease Expiration Schedule by Region
($ in thousands, except for annualized rent per sq. ft.)

Year	Region	# of Expirations	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent	% of Total Annualized Base Rent	Annualized Rent per Sq. Ft.

	Los Angeles	61	304,709	2.6%	$9,867	2.5%	$32.38
2014	Orange County	6	29,916	0.3%	788	0.2%	26.34
	San Diego	14	563,682	4.8%	12,574	3.2%	22.31
	San Francisco Bay Area	14	166,908	1.4%	6,120	1.5%	36.67
	Greater Seattle	10	87,874	0.8%	1,887	0.5%	21.47
	Total	105	1,153,089	9.9%	$31,236	7.9%	$27.09

	Los Angeles	44	275,975	2.4%	$8,616	2.2%	$31.22
	Orange County	7	37,630	0.3%	1,033	0.3%	27.45
2015	San Diego	23	461,742	4.0%	12,044	3.0%	26.08
	San Francisco Bay Area	15	332,570	2.9%	12,194	3.1%	36.67
	Greater Seattle	18	431,098	3.7%	10,592	2.7%	24.57
	Total	107	1,539,015	13.3%	$44,479	11.3%	$28.90

	Los Angeles	41	265,606	2.3%	$8,810	2.2%	$33.17
	Orange County	6	38,169	0.3%	1,192	0.3%	31.23
2016	San Diego	18	341,304	2.9%	7,086	1.8%	20.76
	San Francisco Bay Area	7	92,318	0.8%	3,052	0.8%	33.06
	Greater Seattle	11	133,422	1.2%	3,178	0.8%	23.82
	Total	83	870,819	7.5%	$23,318	5.9%	$26.78

	Los Angeles	41	413,791	3.6%	$13,241	3.4%	$32.00
	Orange County	11	92,943	0.8%	3,369	0.8%	36.25
2017	San Diego	14	698,867	6.0%	22,181	5.6%	31.74
	San Francisco Bay Area	14	217,657	1.9%	8,955	2.3%	41.14
	Greater Seattle	12	312,687	2.7%	8,985	2.3%	28.73
	Total	92	1,735,945	15.0%	$56,731	14.4%	$32.68

	Los Angeles	20	109,604	1.0%	$3,529	0.9%	$32.19
	Orange County	4	118,088	1.0%	3,583	0.9%	30.34
2018	San Diego	9	673,679	5.8%	29,730	7.6%	44.13
	San Francisco Bay Area	8	271,437	2.3%	14,565	3.7%	53.66
	Greater Seattle	13	372,212	3.2%	11,869	3.0%	31.89
	Total	54	1,545,020	13.3%	$63,276	16.1%	$40.95

	Los Angeles	45	1,740,046	15.0%	$58,491	14.9%	$33.61
2019	Orange County	5	86,020	0.7%	3,518	0.9%	40.89
and	San Diego	24	1,191,317	10.3%	44,013	11.2%	36.94
Beyond	San Francisco Bay Area	32	1,117,500	9.6%	47,458	12.0%	42.47
	Greater Seattle	27	633,577	5.4%	21,130	5.4%	33.35
	Total	133	4,768,460	41.0%	$174,610	44.4%	$36.62

Kilroy Realty Corporation
Fourth Quarter 2013 Supplemental Financial Report

Stabilized Portfolio Quarterly Lease Expirations for 2014 and 2015
($ in thousands, except for annualized rent per sq. ft.)

	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent	% of Total Annualized Base Rent	Annualized Rent per Sq. Ft.
2014:
Q1 2014	21	388,004	3.3%	$8,394	2.1%	$21.63
Q2 2014	15	97,833	0.8%	2,436	0.6%	24.90
Q3 2014	29	370,553	3.2%	9,909	2.5%	26.74
Q4 2014	40	296,699	2.6%	10,497	2.7%	35.38
Total 2014	105	1,153,089	9.9%	$31,236	7.9%	$27.09

2015:
Q1 2015	19	267,235	2.3%	$8,442	2.1%	$31.59
Q2 2015	26	349,372	3.0%	8,943	2.3%	25.60
Q3 2015	44	681,549	5.9%	19,663	5.0%	28.85
Q4 2015	18	240,859	2.1%	7,431	1.9%	30.85
Total 2015	107	1,539,015	13.3%	$44,479	11.3%	$28.90

Kilroy Realty Corporation
Fourth Quarter 2013 Supplemental Financial Report

Top Fifteen Tenants (1)(2)
($ in thousands)

Tenant Name	Annualized Base Rental Revenue	Rentable Square Feet	Percentage of Total Annualized Base Rental Revenue	Percentage of Total Rentable Square Feet
DIRECTV, LLC	$23,760	667,852	6.1%	5.2%
Bridgepoint Education, Inc.	15,066	322,984	3.8%	2.5%
Intuit, Inc.	13,489	465,812	3.4%	3.7%
Delta Dental of California	10,798	218,348	2.8%	1.7%
AMN Healthcare, Inc.	8,341	175,672	2.1%	1.4%
Scan Group (3)(4)	7,100	218,742	1.8%	1.7%
Group Health Cooperative	6,372	183,422	1.6%	1.4%
Neurocrine Biosciences, Inc	6,366	140,591	1.6%	1.1%
Microsoft Corporation	6,256	215,997	1.6%	1.7%
Fish & Richardson P.C.	6,071	139,538	1.6%	1.1%
Splunk, Inc.	5,413	95,008	1.4%	0.7%
Wells Fargo (3)	5,300	127,085	1.3%	1.0%
Scripps Health	5,199	112,067	1.3%	0.9%
BP Biofuels	5,158	136,908	1.3%	1.1%
Lucile Salter Packard Children’s Hospital at Stanford	5,111	137,807	1.3%	1.1%

Total Top Fifteen Tenants	$129,800	3,357,833	33.0%	26.3%

________________________

(1)	The information presented is as of December 31, 2013.

(2)	Excludes tenants at properties held for sale at December 31, 2013.

(3)	The Company has entered into leases with various affiliates of the tenant.

(4)
In December 2013, Scan Group renewed and expanded their lease at Kilroy Airport Center in Long Beach, CA. As of December 31, 2013 revenue recognition had not commenced for the expansion premises. The annualized base rental revenue and rentable square feet presented in this table include the projected annualized base rental revenue of approximately $1.7 million and rentable square feet of approximately 50,000 for the expansion premises.

Kilroy Realty Corporation
Fourth Quarter 2013 Supplemental Financial Report

2013 Operating Property Acquisitions
($ in millions)

Operating Properties	Submarket	Month of Acquisition	Number of Buildings	Rentable Square Feet	Purchase Price
1st Quarter
320 Westlake Ave. N. and 321 Terry Ave. N., Seattle, WA	Lake Union	January	2	320,398	$170.0

2nd Quarter
None

3rd Quarter
12780 and 12790 El Camino Real, San Diego, CA (1)	Del Mar	September	2	218,940	126.4

4th Quarter
None

TOTAL			4	539,338	$296.4

________________________

(1)
The $126.4 million purchase price includes $9.4 million for 4.2 acres of undeveloped land the Company acquired in connection with this acquisition. For more information about the undeveloped land please refer to the Heights of Del Mar project on page 23 “Completed, In-Process and Future Development Pipeline.”

Kilroy Realty Corporation
Fourth Quarter 2013 Supplemental Financial Report

2013 Dispositions and Properties Held for Sale
($ in millions)

COMPLETED DISPOSITIONS
Property	Submarket	Month of Disposition	No. of Buildings	Rentable Square Feet	Sales Price (1)
1st Quarter
None

2nd Quarter
26541 Agoura Road, Calabasas, CA	101 Corridor	June	1	90,156	$14.7

3rd Quarter
None

4th Quarter
8101 Kaiser Boulevard, Anaheim, CA	Anaheim	October	1	59,790	9.6
4910 Directors Place, San Diego, CA	San Diego	December	1	50,360	32.6
Total 4th Quarter			2	110,150	42.2

TOTAL DISPOSITIONS			3	200,306	$56.9

________________________

(1)	Represents gross sales price before the impact of commissions and closing costs.

PROPERTIES HELD FOR SALE AS OF DECEMBER 31, 2013
Property	Submarket	No. of Buildings	Rentable Square Feet
San Diego Properties, San Diego, CA (1)	I-15 Corridor/Sorrento Mesa	12	1,049,035

TOTAL PROPERTIES HELD FOR SALE		12	1,049,035

________________________

(1)
The San Diego Properties included the following: 10020 Pacific Mesa Boulevard, 6055 Lusk Avenue, 5010 and 5005 Wateridge Vista Drive, 15435 and 15445 Innovation Drive, and 15051, 15073, 15231, 15253, 15333 and 15378 Avenue of Science. The Company sold these properties in January 2014 for total gross proceeds of approximately $294.7 million.

Kilroy Realty Corporation
Fourth Quarter 2013 Supplemental Financial Report

Completed and In-Process Redevelopment Projects and Other Land Holdings
($ in millions)

Completed Redevelopment Projects	Location	Start Date	Completion Date	Stabilization Date	Rentable Square Feet	Existing Investment (1)	Estimated Redevelopment Costs	Total Estimated Investment	Total Costs as of 12/31/2013 (2)	% Leased
3880 Kilroy Airport Way	Long Beach	3Q 2011	4Q 2012	4Q 2013	98,243	$6.3	$13.4	$19.7	$17.1	100%

		Estimated Construction Period
In-Process Redevelopment Projects	Location	Start Date	Compl. Date	Estimated Stabilization Date	Estimated Rentable Square Feet	Existing Investment (1)	Estimated Redevelopment Costs	Total Estimated Investment	Total Costs as of 12/31/2013 (2)	% Leased

PROJECTS IN LEASE-UP:
360 Third Street (3)(4)	San Francisco	4Q 2011	1Q 2013	1Q 2014	410,000	$88.5	$97.6	$186.1	$177.2	96%

TOTAL IN-PROCESS REDEVELOPMENT PROJECTS:					410,000	$88.5	$97.6	$186.1	$177.2	96%

Other Land Holdings	Gross Site	Estimated Rentable		Total Costs as of
Project	Acreage	Square Feet		12/31/2013 (2)

IRVINE, CALIFORNIA
17150 Von Karman	8.5	N/A		$8.2

________________________

(1)	Represents the depreciated carrying value at the commencement of redevelopment for the space being redeveloped.

(2)	Represents cash paid and costs incurred as of December 31, 2013. Includes existing investment at the commencement of redevelopment.

(3)	As of March 31, 2013, the building improvements were substantially complete. As of December 31, 2013, the building occupancy was 78%.

(4)	During the fourth quarter of 2013, the Company acquired the land underlying the current ground lease for $27.5 million.

Kilroy Realty Corporation
Fourth Quarter 2013 Supplemental Financial Report

Completed, In-Process and Future Development Pipeline
($ in millions)

	Location	Start Date	Completion Date		Rentable Square Feet	Total Investment	Total Costs as of 12/31/2013 (1)	% Leased
COMPLETED DEVELOPMENT PROJECTS:
San Francisco Bay Area
331 Fairchild Drive	Mountain View	4Q 2012	4Q 2013		87,565	$44.7	$43.8	100%

	Location	Estimated Construction Period		Estimated Stabilization Date	Estimated Rentable Square Feet	Total Estimated Investment	Total Costs as of 12/31/2013 (1)	Office % Leased
		Start Date	Compl. Date

UNDER CONSTRUCTION:
San Francisco Bay Area
690 E. Middlefield Road	Mountain View	2Q 2012	1Q 2015	1Q 2015	341,000	$196.9	$146.9	100%
350 Mission Street (2)	San Francisco	4Q 2012	1Q 2015	1Q 2016	450,000	277.5	98.5	100%
555 N. Mathilda Avenue	Sunnyvale	4Q 2012	3Q 2014	4Q 2014	587,000	314.8	221.9	100%
333 Brannan Street	San Francisco	4Q 2013	3Q 2015	3Q 2015	185,000	98.8	23.7	100%
Crossing/900 (3)	Redwood City	4Q 2013	3Q 2015	3Q 2016	300,000	182.0	47.7	—%

Los Angeles
Columbia Square (4)	Hollywood	2Q 2013 – 4Q 2013	3Q 2014 – 2Q 2016	1Q 2015 – 2Q 2017	675,000	392.5	98.7	—%
SUBTOTAL:					2,538,000	$1,462.5	$637.4	62%

FUTURE DEVELOPMENT PIPELINE:
Los Angeles
Academy Project (5)	Hollywood	TBD	TBD	TBD	475,000	TBD	$46.6	N/A

San Diego
9455 Towne Centre Drive (6)	San Diego	TBD	TBD	TBD	150,000	TBD	3.9	N/A
Carlsbad Oaks – Lots 4, 5, 7 & 8	Carlsbad	TBD	TBD	TBD	288,000	TBD	18.4	N/A
The Heights at Del Mar	Del Mar	TBD	TBD	TBD	75,000 – 90,000	TBD	9.6	N/A
One Paseo (7)	Del Mar	TBD	TBD	TBD	500,000	TBD	147.2	N/A
Pacific Corporate Center – Lot 8	Sorrento Mesa	TBD	TBD	TBD	170,000	TBD	12.8	N/A
Rancho Bernardo Corporate Center	I-15 Corridor	TBD	TBD	TBD	320,000 – 1,000,000	TBD	27.3	N/A
Santa Fe Summit – Phase II and III	56 Corridor	TBD	TBD	TBD	600,000	TBD	77.6	N/A
Sorrento Gateway – Lot 2	Sorrento Mesa	TBD	TBD	TBD	80,000	TBD	12.1	N/A
SUBTOTAL:					2,658,000 – 3,353,000	TBD	$355.5	N/A

(1)	Represents cash paid and costs incurred as of December 31, 2013.

(2)	In January 2014, the Company obtained full entitlements to increase this project from a 27-story office tower to a 30-story office tower.

(3)	In October 2013, the Company acquired a 2.0 acre undeveloped land parcel for $17.0 million, completing the final phase of the land assemblage for this project.

(4)
In the second quarter of 2013, the Company commenced redevelopment of the historical buildings encompassing approximately 100,000 rentable square feet.  In the fourth quarter of 2013, the Company commenced development of the second phase of its 675,000 square foot mixed-use project, which encompasses office, multi-family and retail components.

(5)
The Company acquired this property during the fourth quarter of 2013 and added it to the Company’s future development pipeline upon acquisition. The Company is planning to demolish the existing structures and is currently pursuing mixed-use entitlements for this project.

(6)
The Company is planning to demolish the existing 2-story 45,195 rentable square foot office building and is currently pursuing entitlements to build a new 5-story 150,000 rentable square foot building.

(7)
Estimated rentable square feet reflects existing office entitlements. The Company is currently pursuing mixed-use entitlements for this project, which would increase the estimated rentable square feet.

Kilroy Realty Corporation
Fourth Quarter 2013 Supplemental Financial Report

Capital Structure
As of December 31, 2013
($ in thousands)

	Shares/Units December 31, 2013	Aggregate Principal Amount or $ Value Equivalent	% of Total Market Capitalization
DEBT:
Unsecured Revolving Credit Facility		$45,000	0.7%
Unsecured Term Loan Facility		150,000	2.3%
Unsecured Exchangeable Senior Notes due 2014 (1)		172,500	2.6%
Unsecured Senior Notes due 2014 (1)		83,000	1.2%
Unsecured Senior Notes due 2015 (1)		325,000	4.9%
Unsecured Senior Notes due 2018 (1)		325,000	4.9%
Unsecured Senior Notes due 2020 (1)		250,000	3.8%
Unsecured Senior Notes due 2023 (1)		300,000	4.5%
Secured Debt (1)		545,868	8.3%
Total Debt		$2,196,368	33.2%
EQUITY AND NONCONTROLLING INTERESTS:
6.875% Series G Cumulative Redeemable Preferred stock (2)	4,000,000	$100,000	1.5%
6.375% Series H Cumulative Redeemable Preferred stock (2)	4,000,000	100,000	1.5%
Common limited partnership units outstanding (3)	1,805,200	90,585	1.4%
Shares of common stock outstanding (3)	82,153,944	4,122,485	62.4%
Total Equity and Noncontrolling Interests		$4,413,070	66.8%
TOTAL MARKET CAPITALIZATION		$6,609,438	100.0%

________________________

(1)
Represents gross aggregate principal amount due at maturity before the effect of net unamortized premiums as of December 31, 2013. The aggregate net unamortized premiums totaled approximately $8.6 million as of December 31, 2013.

(2)	Value based on $25.00 per share liquidation preference.

(3)	Value based on closing share price of $50.18 as of December 31, 2013.

Kilroy Realty Corporation
Fourth Quarter 2013 Supplemental Financial Report

Debt Analysis
As of December 31, 2013 ($ in millions)

TOTAL DEBT COMPOSITION
	Percent of	Weighted Average
	Total Debt	Interest Rate	Maturity
Secured vs. Unsecured Debt
Unsecured Debt	75.1%	4.6%	4.3
Secured Debt	24.9%	5.2%	5.2
Floating vs. Fixed-Rate Debt
Floating-Rate Debt	8.9%	1.9%	2.5
Fixed-Rate Debt	91.1%	5.0%	4.7

Stated Interest Rate		4.8%	4.5

GAAP Effective Rate		4.8%

GAAP Effective Rate Including Debt Issuance Costs		5.1%

KEY DEBT COVENANTS
	Covenant	Actual Performance as of December 31, 2013
Unsecured Credit Facility and Term Loan Facility (as defined in the Credit Agreements):
Total debt to total asset value	less than 60%	35%
Fixed charge coverage ratio	greater than 1.5x	2.3x
Unsecured debt ratio	greater than 1.67x	2.52x
Unencumbered asset pool debt service coverage	greater than 2.0x	3.3x

Unsecured Senior Notes due 2015, 2018, 2020 and 2023 (as defined in the Indentures):
Total debt to total asset value	less than 60%	40%
Interest coverage	greater than 1.5x	4.2x
Secured debt to total asset value	less than 40%	10%
Unencumbered asset pool value to unsecured debt	greater than 150%	266%

Kilroy Realty Corporation
Fourth Quarter 2013 Supplemental Financial Report

Debt Analysis
($ in thousands)

DEBT MATURITY SCHEDULE
Floating/ Fixed Rate	Stated Rate	GAAP Effective Rate	Maturity Date	2014	2015	2016	2017	2018	After 2018	Total (1)

Unsecured Debt:
Floating (2)	1.62%	1.62%	4/3/2017				$45,000			$45,000
Floating (3)	1.92%	1.92%	3/29/2016			150,000				150,000
Fixed	4.25%	7.13%	11/15/2014	172,500						172,500
Fixed	6.45%	6.45%	8/4/2014	83,000						83,000
Fixed	5.00%	5.01%	11/3/2015		325,000					325,000
Fixed	4.80%	4.83%	7/15/2018					325,000		325,000
Fixed	6.63%	6.74%	6/1/2020						250,000	250,000
Fixed	3.80%	3.80%	1/15/2023						300,000	300,000

				255,500	325,000	150,000	45,000	325,000	550,000	1,650,500

Secured Debt:
Fixed (4)	4.94%	4.00%	4/15/2015	1,116	26,206					27,322
Fixed (4)	5.09%	3.50%	8/7/2015		34,000					34,000
Fixed (4)	5.23%	3.50%	1/1/2016	861	908	50,969				52,738
Fixed (4)	5.57%	3.25%	2/11/2016	609	645	38,694				39,948
Fixed	6.51%	6.51%	2/1/2017	1,016	1,084	1,157	64,406			67,663
Fixed	7.15%	7.15%	5/1/2017	2,404	2,581	2,772	1,215			8,972
Fixed	4.27%	4.27%	2/1/2018	2,350	2,452	2,559	2,671	123,085		133,117
Fixed (4)	6.05%	3.50%	6/1/2019	1,441	1,531	1,626	1,727	1,835	74,478	82,638
Fixed	4.48%	4.48%	7/1/2027		646	1,600	1,673	1,749	91,332	97,000
Fixed	Various	Various	Various	49	51	54	56	59	2,201	2,470

				9,846	70,104	99,431	71,748	126,728	168,011	545,868

Total	4.75%	4.78%		$265,346	$395,104	$249,431	$116,748	$451,728	$718,011	$2,196,368

________________________

(1)
Amounts presented reflect the gross principal balances before the effect of any unamortized discounts/premiums as of December 31, 2013. The aggregate net unamortized premiums totaled approximately $8.6 million as of December 31, 2013.

(2)	The interest rate on our unsecured revolving credit facility is calculated at an annual rate of LIBOR plus 1.450% at December 31, 2013.

(3)	The interest for this loan is calculated at an annual rate of LIBOR plus 1.750% at December 31, 2013.

(4)	Represents secured debt assumed in connection with an operating property acquisition.

Kilroy Realty Corporation
Fourth Quarter 2013 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures

Included in this section are management’s statements regarding certain non-GAAP financial measures provided in this supplemental financial report and, with respect to Funds From Operations (“FFO”), in the Company’s earnings release on February 3, 2014 and the reasons why management believes that these measures provide useful information to investors about the Company’s financial condition and results of operations.

Net Operating Income:

Management believes that Net Operating Income (“NOI”) is a useful supplemental measure of the Company’s operating performance. The Company defines NOI as operating revenues (rental income, tenant reimbursements and other property income) less property and related expenses (property expenses, real estate taxes, provision for bad debts and ground leases). Other real estate investment trusts (“REITs”) may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs.

Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. The Company uses NOI to evaluate its operating performance on a segment basis since NOI allows the Company to evaluate the impact that factors such as occupancy levels, lease structure, rental rates, and tenant base, which vary by segment type, have on the Company’s results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company’s financial and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of performance in the real estate industry.

However, NOI should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company’s results from operations.

Same Store Net Operating Income:

Management believes that Same Store NOI is a useful supplemental measure of the Company’s operating performance. Same Store NOI represents the NOI for all of the properties that were owned and included in our stabilized portfolio for two comparable reporting periods. Because Same Store NOI excludes the change in NOI from developed, redeveloped, acquired and disposed of and held for sale properties that were operational for two comparable periods, it highlights operating trends such as occupancy levels, rental rates and operating costs on properties. Other REITs may use different methodologies for calculating Same Store NOI, and accordingly, the Company’s Same Store NOI may not be comparable to other REITs.

However, Same Store NOI should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect the operations of the Company’s entire portfolio, nor does it reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company’s results from operations.

Kilroy Realty Corporation
Fourth Quarter 2013 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures, continued

EBITDA:

Management believes that earnings before interest expense, depreciation and amortization, gain/loss on early extinguishment of debt, net gains and losses on disposition of discontinued operations, net income attributable to noncontrolling interests, preferred dividends and distributions, original issuance costs of redeemed preferred stock and preferred units, and impairment losses (“EBITDA”) is a useful supplemental measure of the Company’s operating performance. When considered with other GAAP measures and FFO, management believes EBITDA gives the investment community a more complete understanding of the Company’s operating results, including the impact of general and administrative expenses and acquisition-related expenses, before the impact of investing and financing transactions and facilitates comparisons with competitors. Management also believes it is appropriate to present EBITDA as it is used in several of the Company’s financial covenants for both its secured and unsecured debt. However, EBITDA should not be viewed as an alternative measure of the Company’s operating performance since it excludes financing costs as well as depreciation and amortization costs which are significant economic costs that could materially impact the Company’s results of operations and liquidity. Other REITs may use different methodologies for calculating EBITDA and, accordingly, the Company’s EBITDA may not be comparable to other REITs.

Funds From Operations:

The Company calculates FFO in accordance with the White Paper on FFO approved by the Board of Governors of NAREIT. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustment for unconsolidated partnerships and joint ventures. Our calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets.

Management believes that FFO is a useful supplemental measure of the Company’s operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of the Company’s activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, the Company’s FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, management believes that FFO along with the required GAAP presentations provides a more complete measurement of the Company’s performance relative to its competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

However, FFO should not be viewed as an alternative measure of the Company’s operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs and could materially impact the Company’s results from operations.

Kilroy Realty Corporation
Fourth Quarter 2013 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures, continued

Funds Available for Distribution:

Management believes that Funds Available for Distribution (“FAD”) is a useful supplemental measure of the Company’s liquidity. The Company computes FAD by adding to FFO the noncash amortization of deferred financing costs, debt discounts and premiums, share-based compensation awards and original issuance costs on redeemed preferred stock and preferred units, amortization of above (below) market rents for acquisition properties and contractual cash rents received in advance of revenue recognition, then subtracting recurring tenant improvements, leasing commissions and capital expenditures, and eliminating the net effect of straight-line rents, amortization of deferred revenue related to tenant improvements and cash received prior to revenue recognition. FAD provides an additional perspective on the Company’s ability to fund cash needs and make distributions to stockholders by adjusting FFO for the impact of certain cash and noncash items, as well as adjusting FFO for recurring capital expenditures and leasing costs. Management also believes that FAD provides useful information to the investment community about the Company’s financial position as compared to other REITs since FAD is a liquidity measure used by other REITs. However, other REITs may use different methodologies for calculating FAD and, accordingly, the Company’s FAD may not be comparable to other REITs.

Kilroy Realty Corporation
Fourth Quarter 2013 Supplemental Financial Report

Definitions Included in Supplemental
Annualized Base Rent:

Includes the impact of straight-lining rent escalations and the amortization of free rent periods and excludes the impact of the following: amortization of deferred revenue related tenant-funded tenant improvements, amortization of above/below market rents, amortization for lease incentives due under existing leases, and expense reimbursement revenue. Additionally, the underlying leases contain various expense structures including full service gross, modified gross and triple net. Amounts represent percentage of total portfolio annualized contractual base rental revenue.

Change in GAAP/ Cash Rents (Leases Commenced):

Calculated as the change between GAAP/cash rents for new/renewed leases and the expiring GAAP/cash rents for the same space. Excludes leases for which the space was vacant longer than one year, or vacant when the property was acquired by the Company.

Change in GAAP/Cash Rents (Leases Executed):

Calculated as the change between GAAP/cash rents for signed leases and the expiring GAAP/cash rents for the same space. Excludes leases for which the space was vacant longer than one year, or vacant when the property was acquired by the Company.

Estimated Stabilization Date (Development):

Management’s estimation of the earlier of stabilized occupancy (95%) or one year from the date of substantial completion.

FAD Payout Ratio:

Calculated as current-quarter dividends accrued to common stockholders and common unitholders (excluding dividend equivalents accrued to restricted stock unitholders) divided by Funds Available for Distribution.

First Generation Capital Expenditures:

Capital expenditures for newly acquired space, newly developed or redeveloped space, or change in use. These costs are not subtracted in our calculation of Funds Available for Distribution.

Fixed Charge Coverage Ratio:

Calculated as EBITDA divided by interest expense (excluding amortization of deferred debt costs and debt discounts/premiums), current year accrued preferred dividends and distributions on Cumulative Redeemable Preferred units.

FFO Payout Ratio:

Calculated as current-quarter dividends accrued to common stockholders and common unitholders (excluding dividend equivalents accrued to restricted stock unitholders) divided by Funds From Operations.

Kilroy Realty Corporation
Fourth Quarter 2013 Supplemental Financial Report

Definitions Included in Supplemental, continued
GAAP Effective Rate:

The rate at which interest expense is recorded for financial reporting purposes, which reflects the amortization of any discounts/premiums, excluding debt issuance costs.

Interest Coverage Ratio:

Calculated as EBITDA divided by interest expense (excluding amortization of deferred debt costs and debt discounts/premiums).

Lease-up Properties:

Properties recently redeveloped that have not yet reached 95% occupancy and are within one year following cessation of major construction activities.

Net Effect of Straight-Line Rents:

Represents the straight-line rent income recognized during the period offset by cash received during the period that was applied to deferred rents receivable balances for terminated leases and the provision for bad debts recorded for deferred rent receivable balances.

Operating Margins:

Calculated as Net Operating Income divided by total revenues, including discontinued operations.

Retention Rates (Leases Commenced):

Calculated as the percentage of space either renewed or expanded into by existing tenants or subtenants at lease expiration.

Same Store Portfolio:

Our Same Store portfolio includes all of our properties owned and included in our stabilized portfolio as of January 1, 2012 and still owned and included in the stabilized portfolio as of December 31, 2013. It does not include undeveloped land, development and redevelopment properties currently under construction or committed for construction, “lease-up” properties and properties held-for-sale. We define lease-up properties as properties recently developed or redeveloped that have not yet reached 95% occupancy and are within one year following cessation of major construction activities. We define redevelopment properties as those projects for which we expect to spend significant development and construction costs on existing or acquired buildings pursuant to a formal plan, the intended result of which is a higher economic return on the property.

Stated Interest Rate:

The rate at which interest expense is recorded per the respective loan documents, excluding the impact of the amortization of any debt discounts/premiums.

Kilroy Realty Corporation
Fourth Quarter 2013 Supplemental Financial Report

Reconciliation of Same Store Net Operating Income to Net Income Available to Common Stockholders
(unaudited, $ in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Adjusted Same Store Cash Net Operating Income	$57,189	$57,513	$224,022	$217,642
Adjustments to 2013 and 2012:
Adjustments:
Other income related to property damage settlement	—	—	5,200	675
Property expenses related to property settlement legal fees and insurance proceeds	(580)	801	(1,200)	1,753
Same Store Cash Net Operating Income	$56,609	$58,314	$228,022	$220,070
Cash to GAAP Adjustments:
GAAP Operating Revenues Adjustments, net	4,713	3,242	18,251	21,893
GAAP Operating Expenses Adjustments, net	(55)	(151)	(231)	(152)
Same Store GAAP Net Operating Income	61,267	61,405	246,042	241,811
Non-Same Store GAAP Net Operating Income	22,966	12,782	78,386	27,326
Net Operating Income excluding discontinued operations	84,233	74,187	324,428	269,137
Net Operating Income from discontinued operations	5,910	8,538	25,229	38,010
Net Operating Income, as defined (1)	90,143	82,725	349,657	307,147
Adjustments:
General and administrative expenses	(9,910)	(9,443)	(39,660)	(36,188)
Acquisition-related expenses	(575)	(1,040)	(1,962)	(4,937)
Depreciation and amortization (including discontinued operations)	(51,142)	(46,249)	(201,487)	(169,900)
Interest income and other net investment gains	551	145	1,635	848
Interest expense	(17,849)	(18,942)	(75,870)	(79,114)
Net gain on dispositions of discontinued operations	11,829	186,435	12,252	259,245
Net Income	23,047	193,631	44,565	277,101
Net income attributable to noncontrolling common units of the Operating Partnership	(419)	(4,479)	(685)	(6,187)
Preferred distributions and dividends	(3,312)	(3,313)	(13,250)	(21,088)
Net Income Available to Common Stockholders	$19,316	$185,839	$30,630	$249,826

________________________

(1)	Please refer to page 27 for Management Statements on Net Operating Income and Same Store Net Operating Income.

Kilroy Realty Corporation
Fourth Quarter 2013 Supplemental Financial Report

Reconciliation of Net Income Available to Common Stockholders to EBITDA
(unaudited, $ in thousands)

	Three Months Ended December 31,
	2013	2012
Net Income Available to Common Stockholders	$19,316	$185,839
Interest expense	17,849	18,942
Depreciation and amortization (including discontinued operations)	51,142	46,249
Net income attributable to noncontrolling common units of the Operating Partnership	419	4,479
Net gain on dispositions of discontinued operations	(11,829)	(186,435)
Preferred distributions and dividends	3,312	3,313

EBITDA (1)	$80,209	$72,387

________________________

(1)	Please refer to page 28 for a Management Statement on EBITDA.

Kilroy Realty Corporation
Fourth Quarter 2013 Supplemental Financial Report

Reconciliation of Funds Available for Distribution to GAAP Net Cash Provided by Operating Activities
(unaudited, $ in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Funds Available for Distribution (1)	$25,631	$29,523	$107,098	$109,805
Adjustments:
Tenant improvements, leasing commissions and recurring capital expenditures	25,228	15,045	83,391	41,626
Depreciation for furniture, fixtures and equipment	566	317	1,929	1,213
Preferred distributions and dividends	3,312	3,313	13,250	14,108
Provision for uncollectible tenant receivables	200	151	396	153
Net changes in operating assets and liabilities and other adjustments (2)	(671)	(14,952)	34,512	13,819

GAAP Net Cash Provided by Operating Activities	$54,266	$33,397	$240,576	$180,724

________________________

(1)	Please refer to page 29 for a Management Statement on Funds Available for Distribution.

(2)
Primarily includes changes in the following assets and liabilities: marketable securities; current receivables; other deferred leasing costs; prepaid expenses and other assets; accounts payable, accrued expenses and other liabilities; rents received in advance and tenant security deposits and insurance proceeds received for property damage.